Exhibit (c)(ix) PRELIMINARY DRAPRE FT | S LIMI ubje NAR ct to Chan Y DRAFT ge Conf Confid idential ential Project Rover Reference Materials July 5, 2024 [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The information has been separately provided to the Securities and Exchange Commission.

Overview of Illust. Potential Sensitivities to Management Plan

PRELIMINARY DRAFT
Confidential

	Assumptions	Potential Downside	Rover Management Plan	Potential Upside
Ascension Divestitures	• Management Plan reflects six markets are divested with a total loss of $167mm revenue in '26E • Upside sensitivity reflects ~20% of Ascension's divestitures are maintained, with revenue growth of ~2.5% and gross margin of [***]% • Downside sensitivity reflects additional Ascension divestitures	**($[***]M)**	**$[***]M CY30E Revenue**	**[***]**
		($[***]M)	*$[***]M CY30E EBITDA*	*[***]*
Intermountain Negotiation	• Management Plan reflects expected Intermountain contract renegotiation in '26E • Downside sensitivity reflects a potential [***]	**($[***]M)**	**$[***]M CY30E Revenue**	**[***]**
		($[***]M)	*$[***]M CY30E EBITDA*	*[***]*
New E2E NPR Per Year	• Management Plan reflects $4-5bn of new E2E NPR per year in '25E+, achieving steady state EBITDA margin of 30% by year 4 • Upside and Downside sensitivities reflect new E2E NPR, varied by + / - $2bn per year, with the same margin ramp as Management Plan	**($282M)**	**$627M CY30E Revenue**	**+$282M**
		($53M)	*$108M CY30E EBITDA*	*+$53M*
Modular Growth	• Management Plan assumes 9% '24E - '30E revenue CAGR and gross margin of 62 - 63% • Upside sensitivity increases revenue CAGR by +1.0% and downside sensitivity reduces CAGR by (2.0%) with same margin profile as Management Plan	**($147M)**	**$1,398M CY30E Revenue**	**+$79M**
		($92M)	*$879M CY30E EBITDA*	*+$49M*
Physician Growth	• Management Plan assumes (0.6%) '24E - '30E revenue CAGR and gross margin of 17% • Upside sensitivity increases revenue CAGR by +2.0% and downside sensitivity reduces CAGR by (1.0%) with same margin profile as Management Plan	**($7M)**	**$118M CY30E Revenue**	**+$15M**
		($1M)	*$20M CY30E EBITDA*	*+$2M*
Impact of Tech Investments	• Management Plan assumes gross margin impact of +$39mm by '26E from tech initiatives, grown by 10% per year thereafter • Upside and Downside sensitivities vary gross margin impact by + / - $10mm in '26E, with same growth thereafter as Management Plan	*($15M)*	*$57M CY30E EBITDA*	*+$15M*
Total Potential Impact vs. Management Plan	**CY30E Revenue**	**($491M) / (12%)**	**$4,261M**	**+$416M / +10%**
	CY30E EBITDA	***($195M) / (15%)***	***$1,301M***	***+$139M / +11%***

BARCLAYS Qatalyst PARTNERS

Source: Rover Management Plan provided by Rover Management in April 2024. Potential sensitivity factors provided by Rover Management in July 2024.

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The information has been separately provided to the Securities and Exchange Commission.

2

DRAFT Range of Illustrative Scenarios Analyzed Confidential Revenue EBITDA ’24E-’30E ’24E-’30E Legend CAGR CAGR Rover Management Plan $1,439 Range of Sensitivities 14% Analyzed $1,307 $1,301 $1,202 12% $1,184 $4,677 10% $1,109 $1,049 $4,294 $4,261 $1,001 8% 9% $1,105 $3,962 $3,928 $1,048 6% $909 $3,677 $994 $3,568 $874 $3,770 $3,234 $3,392 $784 $922 $3,568 $3,123 $2,967 $766 $3,376 $2,913 $823 $3,177 $2,666 $2,990 $743 $655 $2,852 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2024E 2025E 2026E 2027E 2028E 2029E 2030E % Δ vs. +2% +4% +5% +7% +8% +10% % Δ vs. +2% +4% +5% +7% +9% +11% Management Plan Management Plan (2%) (4%) (6%) (8%) (10%) (12%) (3%) (6%) (8%) (10%) (13%) (15%) Source: Rover Management Plan provided by Rover Management in April 2024. Potential sensitivity factors provided by Rover Management in July 2024. 3

Management Plan ’24E-’30E DRAFT CAGRs Overview of Illustrative Potential Upside Factors Confidential Revenue: 8% EBITDA: 12% Revenue EBITDA Maximum Potential Upside (CY30E): Maximum Potential Upside (CY30E): +10% (10% ’24E-’30E CAGR) +11% (14% ’24E-’30E CAGR) % Potential Upside % Potential Upside Legend Rover $1,439 $4,677 Total Other Drivers: +1% Management Plan $55 +3% $36 Modular Growth: +2% +4% $4,294 $1,307 $79 $49 New E2E NPR: +7% +4% $51 $34 $282 $53 $3,928 $61 $1,184 $38 $48 $32 $220 $3,568 $34 $45 $1,049 $44 $28 $159 $3,234 $30 $31 $15 $41 $909 $2,967 $19 $101 $19 $8 $28 $784 $51 $38 $12 $17 $8 $5 $4,261 $1,301 $3,962 $1,202 $3,677 $1,109 $3,392 $1,001 $3,123 $2,913 $874 $766 ($1) ($5) ($5) 2025E 2026E 2027E 2028E 2029E 2030E 2025E 2026E 2027E 2028E 2029E 2030E Source: Rover Management Plan provided by Rover Management in April 2024. Potential sensitivity factors provided by Rover Management in July 2024. 4

Management Plan ’24E-’30E DRAFT CAGRs Overview of Illustrative Potential Downside Factors Confidential Revenue: 8% EBITDA: 12% Revenue EBITDA Maximum Potential Downside (CY30E): Maximum Potential Downside (CY30E): (12%) (6% ’24E-’30E CAGR) (15%) (9% ’24E-’30E CAGR) % Potential Downside % Potential Downside $4,261 $1,301 Legend Total Other Drivers: (1%) ($62) Rover $3,962 Modular Growth: (3%) ($147) (4%) ($50) $1,202 Management Plan New E2E NPR: (7%) $3,677 ($59) ($282) (7%) ($92) $1,109 ($48) ($57) ($115) $3,392 (4%) ($72) ($53) ($86) ($220) ($54) $1,001 ($45) $3,123 ($159) ($34) ($60) ($54) $2,913 ($43) ($45) ($101) ($15) $874 ($37) ($37) ($37) ($34) ($51) +$1 $766 ($17) ($23) ($17) ($8) +$5 ($10) +$5 $3,770 $3,568 $1,105 $3,376 $1,048 $3,177 $994 $2,990 $922 $2,852 $823 $743 2025E 2026E 2027E 2028E 2029E 2030E 2025E 2026E 2027E 2028E 2029E 2030E Source: Rover Management Plan provided by Rover Management in April 2024. Potential sensitivity factors provided by Rover Management in July 2024. 5

DRAFT Barclays Disclaimer Confidential The preceding pages contain material that was provided to the Special Committee (the “Committee”) of Rover (the “Company”) by Barclays Capital Inc. (“Barclays”). The accompanying material and any Barclays presentation related to the material was compiled or prepared on a confidential basis solely for consideration by the Committee and no part of it may be reproduced, distributed or transmitted without the prior written consent of Barclays. The information contained in this material was obtained from the Committee, the Company and/or publicly available sources, and Barclays has relied upon such information without independent verification thereof and does not assume any liability for any such information. These materials are being provided in connection with an actual corporate engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Barclays. Moreover, any information provided herein was not prepared for or intended for use by any individual for personal, family or household purposes. Any estimates, historical financial information, projections and other information contained herein have been prepared by management of the Company or were obtained from publicly available sources (approved for Barclays’ use by the Company) or are based upon such estimates and projections. With respect to such estimates and projections, Barclays has assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates, projections and judgment of the management of the Company. The projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. 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DRAFT Confidential Qatalyst Partners Disclaimer These materials have been prepared by Qatalyst Partners LP (including any affiliates “Qatalyst”) for the Qatalyst client or potential client to whom such materials are directly addressed and delivered (the “Company”) in connection with an actual or potential mandate or engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Qatalyst. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Qatalyst. Qatalyst assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all respects. To the extent such information includes estimates and forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed with the managements of the Company and/or other potential transaction participants or obtained from public sources, Qatalyst has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by Qatalyst in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. Prior to entering into any transaction the Company should determine, without reliance on Qatalyst, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction. 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